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                                                                      EXHIBIT 10

                                     FORM OF
                                     -------

          SALE RESTRICTION, NON-COMPETE AND NON-SOLICITATION AGREEMENT
          ------------------------------------------------------------


                                                   May __, 2000



[Name]
Young & Rubicam Inc.
285 Madison Avenue
New York, New York  10017

Dear              :



         As you are aware, Young & Rubicam Inc. (the "COMPANY"), WPP Group PLC ("PARENT") and a subsidiary of Parent ("MERGER SUB") are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of the date of this Letter. Pursuant to the Merger Agreement, Merger Sub is to merge with and into the Company (the "MERGER"), and the Company, which will be the surviving corporation of the Merger, will become a wholly owned subsidiary of Parent.

         Under the Merger Agreement, each share of Common Stock, par value $.01 per share, of York (including any associated preferred stock purchase rights) (these shares of Common Stock, together with the associated rights, the "COMPANY COMMON SHARES") outstanding immediately before the effective time of the Merger (the "EFFECTIVE TIME"), including Company Common Shares you hold, will be converted into a right to receive .835 (the "EXCHANGE RATIO") American depository shares of Parent (the "PARENT DEPOSITORY SHARES"), each representing five ordinary shares of nominal value 10p each of Parent (the "PARENT ORDINARY SHARES" and, together with the Parent Depositary Shares, the "PARENT SHARES"), or, at the election of the holder, a number of Parent Ordinary Shares equal to five times the Exchange Ratio.

         Moreover, each employee and director option (each a "STOCK OPTION") to purchase Company Common Shares outstanding and unexercised at the Effective Time, including Company Stock Options you hold, will be converted into either
(i) an option to purchase Parent Depository Shares, if the holder's primary place of employment and residence is outside of Europe or (ii) an option to purchase Parent Ordinary Shares, if the holder's primary place of employment or residence is in Europe. The number of Parent Depositary Shares or Parent Ordinary Shares, as applicable, that each Stock Option will entitle its holder to purchase after the Effective Time will be determined by multiplying


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the number of Company Common Shares subject to that Stock Option before the
Effective Time by (i) the Exchange Ratio (if the Stock Option will be exercisable for Parent Depositary Shares after the Effective Time) or (ii) five times the Exchange Ratio (if the Stock Option will be exercisable for Parent Ordinary Shares after the Effective Time). The exercise price will be adjusted as provided in the Merger Agreement.

         In addition, after the Effective Time each of the Company's outstanding 3% Convertible Subordinated Notes due 2005 (the "COMPANY CONVERTIBLE NOTES") will, in accordance with its terms, become convertible into Parent Shares.

         You have represented to us that you currently hold of record and/or beneficially own the number of Company Common Shares, Stock Options and/or Company Convertible Notes, as the case may be, identified on the Addendum to this Letter. Your execution of this Letter confirms that this representation is accurate as of the date of this Letter. For the purpose of this Letter, "SECURITIES" means, collectively, Company Common Shares, Company Stock Options, Company Convertible Notes, Parent Shares and options to purchase or notes convertible, into, Parent Shares.

         You hereby covenant and agree to the following:

         1. RESTRICTIONS ON TRANSFER OF SECURITIES.

(a) You will not sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract with respect to the sale, transfer, pledge, assignment, hypothecation, encumbrance, tender or other disposition of (each disposition or contract, a "TRANSFER"), in the aggregate, a number of shares or securities constituting more than one-third of your Total Number of Shares, during the one year period beginning on the date of this Letter (the "RESTRICTED PERIOD"). Your "TOTAL NUMBER OF SHARES" is equal to the sum of (i) the number of Company Common Shares held or beneficially owned by you (including, without limitation, all shares deposited in any voting trust) as of the date of this Letter, and (ii) the number of Company Common Shares you would hold or beneficially own if you were to exercise or convert (whether or not currently exercisable or convertible by its terms), as applicable, any Stock Options or Company Convertible Notes that you hold or beneficially own as of the date of this Letter. For purposes of calculating the number of Securities
Transferred: (i) any Transfer of Stock Options or Company Convertible Notes, whether before or after the Effective Time but after the date of this Letter, will constitute a Transfer of a number of Securities that is equal to the number of Company Common Shares for or into which those Stock Options or Company Convertible Notes were exercisable or convertible, as applicable, before the Effective Time (whether or not then exercisable or convertible by its terms),
(ii) any transfer of Parent Depository Shares and/or Parent Ordinary Shares will constitute a Transfer of that number of Securities that is equal to (A) the number of Parent Depository Shares Transferred divided by the Exchange Ratio plus (B) the number of




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Parent Ordinary Shares Transferred divided by the Exchange Ratio times five,
(iii) the exercise or conversion of any Stock Option or Company Convertible Note will not constitute a Transfer of Securities, except to the extent that Company Common Shares and/or Parent Shares are sold (pursuant to a cashless exercise or otherwise) in lieu of payment of any portion of the exercise price of the Stock Option, (iv) the delivery of Company Common Shares, Parent Ordinary Shares or Parent Depositary Shares to the Company or to an employee share ownership trust established by Parent to operate in conjunction with its employee share option schemes, as applicable, in payment of the exercise price of the Stock Option upon exercise (assuming that any of the Company Common Shares delivered or deemed delivered to the Company become treasury shares) will not constitute a Transfer and the Total Number of Shares shall be reduced to the extent of the Company Common Shares, Parent Ordinary Shares or Parent Depositary Shares delivered or deemed delivered to the Company or the trust established by Parent (and this reduced Total Number of Shares shall be deemed to have been the Total Number of Shares from the date hereof (unless subsequently reduced pursuant to this provision)), (v) a pledge of Company Common Shares, Parent Shares or Company Convertible Notes to a non affiliated financial institution as security for a bona fide, recourse loan made to you will not constitute a Transfer of Securities (provided that any foreclosure on such pledge shall constitute a Transfer), (vi) any sale or disposition of Securities pursuant to a third party tender offer or merger will not constitute a Transfer of Securities, and (vii) any transfer without consideration to your spouse and/or descendants or a partnership or trust solely for the benefit of your spouse and/or descendants or a charitable organization will not be considered a Transfer of Securities. A condition of any transfer under clause (vii) of this paragraph (a) is that the transferee will execute a copy of this Letter and be bound by its terms and conditions.

         (b) The restriction on the Transfer of Securities set forth in paragraph (a) above will cease and will no longer apply (i) if your employment with the Company (prior to the Effective Time) or with Parent, its affiliates, divisions or subsidiaries (each a member of the "PARENT GROUP") (A) is terminated by the Company (prior to the Effective Time) or by a member of the Parent Group without Cause; or (B) is terminated at your election, for Good Reason; (ii) after your death or Disability; or (iii) if Parent breaches Section 3.21(a) of the Merger Agreement (and Parent fails to cure the breach within thirty (30) business days after receiving notice).

         (c) For purposes of this Letter, termination of employment for "CAUSE" means: (i) your willful and continued failure to substantially perform your duties and obligations to the Company as in effect immediately prior to the date of this Letter (other than any failure resulting from any physical or mental condition, whether or not this condition constitutes a Disability) which failure continues after the Company has given notice thereof to you which notice specifies the aspects in which you have failed to perform your duties or obligations to the Company and sets forth specific corrective action required of you, or (ii) your willful engaging in misconduct which is materially




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injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you in bad faith and without reasonable belief that your action or omission was in the best interests of the Company.

         (d) For the purposes of this Letter, the term "GOOD REASON" means without your express written consent, the occurrence of any of the following events during the Restricted Period:

         (i) The assignment of any duties inconsistent with, or the reduction of powers, responsibilities or functions associated with, your positions and status with the Company immediately prior to the date of this Letter, or your removal from or failure to re-elect you to any positions or offices with the Company that you held immediately prior to the date of this Letter if the removal or failure is accompanied by a diminution of status, except in connection with the termination of your employment by the Company for Cause or on account of Disability; PROVIDED that solely for purposes of this Letter a change in the Company's status from an independent public company to a subsidiary of Parent at the Effective Time shall not constitute Good Reason under this Letter.

         (ii) A reduction by the Company of your base salary as in effect immediately prior to the date of this Letter or of any higher base salary as may have been in effect after the date of this Letter, except in connection with the termination of your employment by the Company for Cause or on account of Disability;

         (iii) A change in your principal work location more than fifty (50) miles from your principal work location immediately prior to the date of this Letter;

         (iv) The failure by the Company to pay you any portion of your current compensation, or any portion of your compensation deferred under any plan, agreement or arrangement of or with the Company within seven (7) days of the date due;

         (v) (A) The failure by the Company to continue in effect any Benefit Plans (or substitute plans, programs or arrangements providing you with substantially similar benefits), (B) the taking of any action, or the failing to take any action, by the Company which could (x) adversely affect your participation in, or materially reduce your benefits under, the Benefit Plans or (y) materially adversely affect the basis for computing benefits under the Benefit Plans, or (C) the failure by the Company to provide you with the




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         number of paid vacation days to which you were entitled immediately prior to the date of this Letter in accordance with the Company's vacation policy applicable to you then in effect, except, in each case, in connection with the termination of your employment by the Company for Cause or on account of Disability;

         (vi) The failure by the Company to afford you annual bonus and long-term incentive compensation opportunities at a level which is at least equal to the level of annual bonus and long-term incentive compensation opportunities made available to you immediately prior to the date of this Letter. For this purpose incentive compensation opportunities shall not include equity-based compensation.

         Notwithstanding the foregoing, any action which is remedied by the Company within ten (10) business days after receipt of notice thereof given by you will not constitute Good Reason.

         (e) For purposes of this Letter, the term "DISABILITY" means a physical or mental incapacity which entitles you to benefits under the long term disability plan applicable to you and maintained by the Company as in effect immediately prior to the date of this Letter.

         (f) Nothing contained in this Letter is to be interpreted to restrict your voting rights with respect to your Parent Shares or Company Common Shares.

         2. NONCOMPETE.

         (a) You agree that while you are in the Company's employ and following termination of your employment for any reason whatsoever, you will not directly or indirectly except on behalf of the Company:

                  (i) for one (1) year after termination of employment with the Company for any reason, you will not work for any competitor of the Company on the account of any client of the Company with whom you had a direct relationship or as to which you had a significant supervisory responsibility or otherwise was significantly involved at any time during the two years prior to such termination;

                  (ii) for one (1) year after termination of employment with the Company for any reason, if your principal responsibilities are of a corporate nature or for a corporate department (e.g., finance, tax, treasury, legal, business affairs, etc.) and do not principally involve client service related functions, you will not work for a principal competitor of the Company in a substantially similar corporate function as you held with the




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         Company during the two-year period prior to termination of employment or if your principal responsibilities are of a client service related nature (e.g., creative, account management, etc.), you will not work for a competitor of the Company on the account of any substantial competitor of any client of the Company for which you had substantial responsibility during the two-year period prior to termination of employment and will not work directly for such a competitor of such a client;

                  (iii) for one (1) year after termination of employment with the Company for any reason, you may not directly or indirectly solicit or hire, or assist any other person in soliciting or hiring, any employee of the Company (as of the date of termination) or any person who, as of the date of termination, was in the process of being recruited by the Company or induce any such employee to terminate his or her employment with the Company; and

                  (iv) you will retain in strictest confidence all confidential information of the Company and its clients learned by you during the period of your employment, and will not disclose any of such information to anyone outside the Company, except in the course of your duties for the Company or with the Company's express written consent.

         (b) Upon the termination of your employment or at any other time upon request all memoranda, notes, records or other documents compiled by you or made available to you during your term of employment concerning the business of the Company and/or its clients will be the property of the Company and will be delivered to the Company.

         (c) For purposes of Section 2 of this Letter, the Company will include any affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of the Company.

         3. MISCELLANEOUS.

         (a) In the event that any one or more of the provisions of this Letter is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Letter is held to be excessively broad as to duration, scope, activity or subject, those provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.




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         (b) (i) The sole remedy for a breach of this Letter by you shall be the right of the Company or Parent to seek specific performance of the covenants and agreements contained herein. Such relief may include seeking a court order requiring the undersigned to purchase and make subject to this Letter a number of Securities equal to the number of Securities Transferred in violation of this Letter. For the avoidance of doubt, under no circumstances shall you be responsible for any monetary damages of any kind to any party hereto, or otherwise, whether liquidated, unliquidated, compensatory, special, consequential or punitive, whether in law or equity, in connection with a breach of the terms of this Letter, and each party hereto irrevocably waives, and covenants not to sue for, such damages.

             (ii) Parent agrees to pay, to the full extent permitted by law, on a quarterly basis, all legal fees and expenses which you may reasonably incur as a result of any contest in which there is a reasonable basis for the claims or defenses that you assert and those claims and defenses are asserted by you in good faith, (regardless of the outcome thereof) regarding the validity or enforceability of, or the application of, Section 1 of this Letter; PROVIDED, HOWEVER, that Parent shall not be obligated to pay any fees and expenses, and you shall be obligated to return any fees and expenses that were advanced plus simple interest on that amount from the date of advancement at the 90-day U.S. Treasury Bill rate as in effect from time to time, compounded annually, if it is judicially determined that you did not have a good faith basis to assert the claim or defense in question.

         (c) The covenants contained in Sections 2 and 3 of this Letter will survive any termination of the Restricted Period under Section 1 of this Letter.

         (d) We both acknowledge that it is our intention to and we hereby confer jurisdiction to enforce the covenants contained in this Letter upon the courts of the State of New York. The existence of any claim or cause of action which you may have against Parent will not constitute a defense or bar to the enforcement of any of the provisions of this Letter and may only pursued through separate court action.

         (e) This Letter will be governed by the laws of the State of New York, without regard to choice of law provisions of New York law.

         (f) This Letter constitutes the entire agreement between us with respect to the matters specifically covered hereby and supersedes all prior communications, written and oral.

         (g) This Letter may be executed in counterparts, each of which will be deemed to constitute an original but all of which will constitute one and the same instrument.



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         (h) This Letter is binding upon both of us, and inures to our benefit and the benefit of our successors, heirs, legal representatives and assigns, but neither this Letter nor any rights hereunder may be assigned by either party without the prior written consent of the other.

         (i) For purposes of this Letter, "NOTICE" means notice in writing and will be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; PROVIDED that the facsimile transmission is promptly confirmed by telephone confirmation,
(iii) when delivered, if delivered personally to the intended recipient and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed as follows:

         If you are giving notice to Parent:

                           WPP Group PLC:
                           27 Farm Street
                           London W1X 6RD
                           England
                           Attention:  Group Chief Executive
                           Telecopier: 44-171-493-6819

         If notice is being given to you:




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         4. TERMINATION.

            This Letter agreement will terminate and be of no force and effect if the Merger Agreement is terminated without consummation of the transactions contemplated thereunder.

         If the foregoing terms and conditions are acceptable to you, please so indicate by signing this Letter where indicated, whereupon this Letter will become a binding agreement between us.

                                        Best regards,





                                        WPP Group PLC





                                        By:
                                           ---------------------------------
                                          Name:
                                          Title:


Accepted and Agreed:





--------------------------------------





--------------------------------------
Date:






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                                    ADDENDUM



                                     to the



          SALE RESTRICTION, NON-COMPETE AND NON-SOLICITATION AGREEMENT
          ------------------------------------------------------------





         The undersigned stockholder represents and warrants that as of the date of the Letter to which this Addendum is attached, the undersigned holds all and/or beneficially owns:



                  ___ Company Common Shares;



                  ___ Stock Options; and



                  ___ Company Convertible Notes.




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                                   SCHEDULE A
                                   ----------

                  LIST OF PERSONS EXECUTING NO-SALE AGREEMENTS
                  --------------------------------------------



Stephanie Abramson

Ted Bell

Thomas D. Bell, Jr.

John Bingle

Don Cogman

Michael Dolan

Peter Georgescu

Christopher Komisajevsky

Satish Korde

Kurt Krauss

Stephanie Kugelman

Stewart Owen

Alain Rousset

Linda Srere

Peter Stringham

Clay Timon

Edward Vick